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                                                                    EXHIBIT 99.1
                                 WHAT'S GOING ON ?

Message from the President (June 1, 1998)

The past several weeks have been quite active at NeoTherapeutics. The financial results from our operations during the first quarter were reported on Form 10-Q as filed with the SEC on May 15, 1998; a number of technical reports were presented at a scientific meeting in Italy; we received a Notice of Allowance from the U.S. Patent and Trademark Office for a new patent on our technology platform and four new patent applications were filed in the U.S. I would like to discuss each of these areas in a bit more detail.

At an international research conference convened in Ferrara, Italy last week, there were a number of reports on the progress in testing of AIT-082 (NEOTROFIN-TM-), our lead compound.

Dr. Bernhard Juurlink from the University of Saskatchewan, Canada reported that NEOTROFIN-TM- caused nerve growth and enhanced branching of hippocampal neurons. These hippocampal neurons have been reported to be involved in memory function. In addition, Dr. Juurlink reported that NEOTROFIN-TM- protected neurons from degeneration produced by the toxic substance, NMDA. The type of nerve cell death induced by NMDA has been implicated as a key step in the degeneration which occurs in the brain after a stroke.

Dr. Julio Ramirez of Davidson College (North Carolina) demonstrated in animal studies that after destruction of a discrete area of the brain, treatment with NEOTROFIN-TM- could cause regrowth of neurons after only four days of treatment.

Drs. Caciagli and Di Iorio of the University of Chieti (Italy) reported that NEOTROFIN-TM- treatment of astrocytes (a type of supporting cell in the brain) caused those cells to produce the neuroprotective proteins, nerve growth factor (NGF) and S100B. This extends our previous reports that NEOTROFIN-TM- turns on the genes that can cause the production of NGF. Furthermore, Drs. Caciagli and Di Iorio demonstrated that the neurodegenerative process caused by NMDA-induced lesions in the brains of animals could be prevented and treated by NEOTROFIN-TM-. Dr. Caciagli stated that "AIT-082 is a very potent drug. I think that it can therefore be a very good candidate for the treatment of a number of acute injuries of brain and spinal cord including trauma, stroke, transient ischemia and other disorders."

At the same conference, I also made a presentation in which I reviewed the results of our first three single dose Phase 1 clinical studies in which NEOTROFIN-TM- demonstrated that it produced no serious adverse reactions, was rapidly absorbed after oral administration and that the drug remained in the blood system for a sufficiently long period to allow once daily therapeutic dosing in both Alzheimer's patients and healthy elderly volunteers. A trend toward memory improvement was observed and a number of caregivers reported short term functional improvement in Alzheimer's patients. Since

THIS PAGE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF NEOTHERAPEUTICS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE BIOLOGICAL ACTIVITY, SIDE EFFECT PROFILE AND EFFICACY OF AIT-082, THE EARLY STAGE OF PRODUCT DEVELOPMENT, THE INITIATION AND COMPLETION OF ADDITIONAL CLINICAL TESTING AND THE DEPENDENCE ON THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING. THESE RISKS ARE DESCRIBED IN FURTHER DETAIL IN THE COMPANY'S ANNUAL AND QUARTERLY REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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the number of patients in each of the first three studies was quite limited, it is not possible to draw any definitive conclusions regarding efficacy of NEOTROFIN-TM- in those studies. A fourth study has been concluded in which 24 healthy elderly volunteers were treated for seven days with NEOTROFIN-TM-. The results of that study indicated that there were no serious drug-related adverse reactions. The remaining data regarding blood levels of drug and memory performance are currently being analyzed.

Several weeks ago we announced that the first Phase 2 clinical trial of NEOTROFIN-TM- in Alzheimer's patients had been initiated. In this study, mild to moderate Alzheimer's patients will be treated for 28 days and then observed for an additional 28 days. This trial will involve 60-75 patients, each patient will receive one of three different doses of drug or placebo. The object of this study is to provide information on the duration of treatment and dosage levels that will be utilized in the subsequent pivotal efficacy studies.

We are pleased that recently the U.S. Patent and Trademark Office has issued us a Notice of Allowance on a new U.S. patent concerning our proprietary platform technology. This patented technology concerns the control of genes responsible for the production of neurotrophic factors. Additional information will be available after the patent has been issued. Earlier this month, we filed four additional patent applications with the U.S. Patent and Trademark Office directed at new compounds with potential applications to a variety of therapeutic targets.

From the above information, I am confident that many of our shareholders share the high level of excitement that all of us who are conducting the research feel with the progress being made. While our understanding and appreciation of our technology continues to grow, we must remain aware that the road to approval to market NEOTROFIN-TM- or our other product candidates is still quite long and many additional obstacles must be hurdled.

NeoTherapeutics' management and technical staff are excited about the progress of the Company, our technology platform and our lead product candidate NEOTROFIN-TM-. We believe that we will share a number of additional significant milestones with our shareholders over the next year.

Sincerely,   Alvin J. Glasky, President
/s/Alvin J. Glasky

THIS PAGE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF NEOTHERAPEUTICS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE BIOLOGICAL ACTIVITY, SIDE EFFECT PROFILE AND EFFICACY OF AIT-082, THE EARLY STAGE OF PRODUCT DEVELOPMENT, THE INITIATION AND COMPLETION OF ADDITIONAL CLINICAL TESTING AND THE DEPENDENCE ON THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING. THESE RISKS ARE DESCRIBED IN FURTHER DETAIL IN THE COMPANY'S ANNUAL AND QUARTERLY REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



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